As filed with the Securities and Exchange Commission on December 10, 1996. Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             WATSON WYATT & COMPANY
             (Exact name of registrant as specified in its charter)
        Delaware                                               53-018291
(State or other Jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                       6707 Democracy Boulevard, Suite 800
                          Bethesda, Maryland 20817-1129
           (Address of principal executive office, including zip code)

                          The Wyatt Stock Purchase Plan
                            (Full title of the plan)

                             Walter W. Bardenwerper
                  Vice President, General Counsel and Secretary
                             Watson Wyatt & Company
                        601 13th Street, N.W., Suite 900
                             Washington, D.C. 20005
                                 (202) 624-0600
(Name, address, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

Title of            Amount        Proposed Maximum    Proposed       Amount
Securitie           to be         Price               Maximum          of
to be Registered    Registered    Offering            Aggregate    Registration
                                  Per Share           Offering        Fee
                                                      Price

Common Stock        3,700,000 1   $4.94               $18,278,000    $6,302.76

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to the registrant's Form S-8 Registration Statement (No. 33-300110) filed on January 5, 1996.

         1 Registration fee is being paid for 3,700,000 shares currently being registered hereunder. A registration fee has previously been paid as to 2,200,000 shares, 641,486 shares of which this registration statement relates to pursuant to Rule 429 under the Securities Act of 1933. The amount of the filing fee previously paid associated with the securities being carried forward was $997.62.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registrant's prior registration statement on Form S-8 (File No. 33-300110), filed on January 5, 1996, is hereby incorporated herein by this reference.

Item 5.  Interests of Named Experts and Counsel

The shares of Common Stock that may be held under the Plan will be original issuance shares. The legality of the shares of Common Stock of the Company will be passed upon for the Company by Walter W. Bardenwerper, Esq., General Counsel of the Company. Mr. Bardenwerper owns 91,936 shares of Common Stock and is eligible to purchase shares of Common Stock offered hereby.

Item 8.  Exhibits.

Exhibit No.

4        Restated Bylaws of the Company
5        Opinion of Walter W. Bardenwerper, Esq.
23(a)    Consent of Price Waterhouse LLP
23(b)    Consent of Walter W. Bardenwerper (included in Exhibit No. 5)
24       Powers of Attorney (see signature page)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 5th day of December, 1996.

                             WATSON WYATT & COMPANY


                            By:           /s/ A.W. Smith, Jr.
                            Name:         A. W. Smith, Jr.
                            Title:        President & Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Watson Wyatt & Company whose signature follows constitutes and appoints Walter W. Bardenwerper as such person's true and lawful attorney-in-fact and agent, with full power of substitution and restitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to all intents and purposes and as fully as such person might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or a substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on December 5, 1996 by the following persons in the capacities indicated.

Signature                                              Title


/s/ A. W. Smith, Jr.
A. W. Smith, Jr.                   Director; President & Chief Executive Officer


/s/ Paul R. Daoust
Paul R. Daoust                     Director; Executive Vice
                                   President & Chief Operating Officer

/s/ Barbara L. Landes
Barbara L. Landes                  Vice President, Finance, Chief Financial
                                   Officer and Principal Accounting Officer

/s/ Walter W. Bardenwerper
Walter W. Bardenwerper             Director


/s/ Charles A. Clemens
Charles A. Clemens                 Director


/s/ John J. Gabarro
John J. Gabarro                    Director


/s/ John J. Haley
John J. Haley                      Director


/s/ Gary T. Hallenbeck
Gary T. Hallenbeck                 Director

/s/ Daniel B. Holmes
Daniel B. Holmes                   Director


/s/ Ira T. Kay
Ira T. Kay                         Director


/s/ Brian E. Kennedy
Brian E. Kennedy                   Director


/s/ Robert D. Masding
Robert D. Masding                  Director



R. Michael McCullough              Director


/s/ John A. Steinbrunner
John A. Steinbrunner               Director


/s/ A. Grahame Stott
A. Grahame Stott                   Director


/s/ Angela H. Watson
Angela H. Watson                   Director

                                  EXHIBIT INDEX


Exhibit No.                                                           Page No.

4        Restated Bylaws of the Company

5        Opinion of Walter W. Bardenwerper, Esq.

23(a)    Consent of Price Waterhouse LLP

23(b)    Consent of Walter W. Bardenwerper (included in Exhibit No. 5)  -

24       Powers of Attorney (see signature page)                        -